UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2004, Technology Research Corporation ("TRC") and Electrolux Home Products, Inc. ("Electrolux") completed the signing of a sole source supply agreement (the "Agreement") whereby the Company is to supply cord fire protection on room air conditioners manufactured for sale in the United States.  The Agreement was effective on October 1, 2004 for a term of one (1) year.  Electrolux will have the option to renew the Agreement for an additional two (2) year term which will be subject to the Company meeting agreed to performance requirements.  Although the Agreement does not include minimum purchase requirements, revenues resulting from the Agreement are estimated at $5.0 million for the first manufacturing season of which the Company has received approximately $1.9 million in orders.  Remaining deliveries under the Agreement are planned through April 2005.  Revenues for years two and three will depend upon the volume and pricing in those years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: January 4, 2005	By: /s/ Scott J. Loucks
Name: Scott J. Loucks
Title: VP of Finance CFO

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